UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2013

SunEdison, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

501 Pearl Drive (City of O'Fallon) St. Peters, Missouri (Address of principal executive offices)	63376 (Zip Code)

(636) 474-5000 (Registrant's telephone number, including area code)
MEMC Electronic Materials, Inc. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) As disclosed in Item 5.07 below, on May 30, 2013, the stockholders of SunEdison, Inc. (formerly known as “MEMC Electronic Materials, Inc.”, see below) (the “Company”) approved a proposal to amend the Company's 2010 Equity Incentive Plan to increase by 16,500,000 shares the number of shares that may be issued under that plan. This amendment was approved by the Board of Directors on March 29, 2013, subject to the approval of the stockholders. In addition, further to the approval by the stockholders of the proposal to change the name of the Company from MEMC Electronic Materials, Inc. to SunEdison, Inc. (see Item 5.07, below), the Plan was further amended on May 30, 2013 to change its name to the “Amended and Restated SunEdison, Inc. 2010 Equity Incentive Plan” (the “2010 Plan”). No other changes were made to the 2010 Plan.
As previously disclosed, the 2010 Plan provides for the grant of incentive stock options, non-qualified stock options, restricted stock and performance stock units. The Company's principal executive officer, principal financial officer and other named executive officers are eligible to receive awards under the 2010 Plan.
A copy of the 2010 Plan is filed as Exhibit 10.1 to this Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Company held its 2013 Annual Meeting of Stockholders on May 30, 2013. Set forth below is a brief description of each matter voted upon at the Company's 2013 Annual Meeting of Stockholders, and the voting results with respect to each matter.

1.	A proposal to elect three Class III directors to serve for a term expiring in 2016:

Class I Director	For	Against	Abstentions	Broker Non-Votes
James B. Williams	154,837,665	2,049,338	174,835	47,984,916
Steven V. Tesoriere	155,002,150	1,881,047	178,641	47,984,916
Randy H. Zwirn	154,939,734	1,939,079	183,025	47,984,916

2.    A non-binding advisory vote on the compensation of the Company's named executive officers:

For	Against	Abstentions	Broker Non-Votes
153,083,344	3,386,991	591,503	47,984,916

3.	A proposal to ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2013:

For	Against	Abstentions
201,256,521	3,295,726	494,507

4.	Approval of an amendment to the Company's 2010 Equity Incentive Plan to increase by 16,500,000 shares the number of shares available to grant under the plan:

For	Against	Abstentions	Broker Non-Votes
136,410,8777	16,649,127	4,001,834	47,984,916

5.	Approval of amendments to the Company's Restated Certificate of Incorporation to declassify the Board of Directors:

For	Against	Abstentions	Broker Non-Votes
155,635,038	1,211,976	214,724	47,984,916

6.	Approval of an amendment to the Company's Restated Certificate of Incorporation to change the name of the Company:

For	Against	Abstentions
202,426,882	1,866,126	753,746

7.	A non-binding stockholder proposal regarding special stockholder meetings:

For	Against	Abstentions	Broker Non-Votes
120,863,187	35,814,728	383,923	47,984,916

Pursuant to the foregoing votes, (i) Messrs. Williams, Tesoriere and Zwirn were elected to serve as Class III directors for a three-year term ending in 2016, (ii) the compensation of the Company's named executive officers was approved on a non-binding basis, (iii) the selection of KPMG LLP as the Company's independent registered public accounting firm for the Company's fiscal year ending December 31, 2013 was ratified, (iv) the amendment to the Company's equity incentive plan to increase by 16,500,000 shares the number of shares available to grant under the plan was approved, (v) the amendments to the Company's Restated Certificate of Incorporation to declassify the Board of Directors were approved, (vi) the amendment to the Company's Restated Certificate of Incorporation to change the name of the Company was approved, and (vii) the non-binding stockholder proposal regarding special stockholder meetings was approved.

Item 8.01. Other Events.

After the conclusion of the Annual Meeting of Stockholders, the Company proceeded to make the required filings in the Delaware Secretary of State's Office to effectuate the name change and the approved proposal to declassify the Board of Directors. In addition, the Board of Directors met at a regularly scheduled meeting after the Annual Meeting of Stockholders. During this meeting, the Board of Directors acknowledged the support for the non-binding stockholder proposal relating to the ability of stockholders to call special stockholder meetings and expects to consider the advisability of proposing amendments to the Company's Amended and Restated Certificate of Incorporation to address this issue.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits Item

10.1	Amended and Restated SunEdison, Inc. 2010 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNEDISON, INC.
Date:	June 5, 2013	By:	/s/ Martin H. Truong
Name: Martin H. Truong Title: Vice President, General Counsel and Corporate Secretary

Exhibit Index

Number	Item
10.1	Amended and Restated SunEdison, Inc. 2010 Equity Incentive Plan